Exhibit 99.1

KULR Technology Group Announces Issuance of U.S. Patent Covering Li-Ion Battery Storage and Transportation Solution

Issuance of United States Patent 11502352 Further Bolsters Company’s Intellectual Property Portfolio

SAN DIEGO / GLOBENEWSWIRE / February 07, 2023 / KULR Technology Group, Inc. (NYSE American: KULR) (the "Company" or "KULR"), a leading energy management platform company accelerating the global transition to a sustainable electrification economy, today announced that the United States Patent and Trademark Office awarded a patent on the technology behind its SafeCase products – a U.S. Department of Transportation (“DoT”) permitted lithium-ion battery cell and pack storage and transportation system. The SafeCase products are designed to mitigate thermal runaway propagation and its catastrophic effects for lithium-ion battery packs of up to 2.5 kWh (kilowatt-hours) per case by utilizing KULR’s patented Thermal Runaway Shield (“TRS”) technology.

In 2022, KULR gained immediate and open access to commercial partners and customers by securing United Parcel Service (NYSE: UPS) (“UPS”) shipping certification, which allows for shipment of batteries utilizing the KULR SafeCase products through UPS’ vast shipping network.

This is the fourth patent issued to KULR based on its TRS design architecture. As a result of its TRS solution, the Company more recently secured a trio of DoT granted special permits enabling it to strategically pursue regulatory markets ranging from shipping prototype batteries to end of life battery management, as well as those used by NASA to transport and store batteries aboard the International Space Station.

“We bring decades of experience solving today's problems within thermal management,” stated Dr. Will Walker, Chief Technology Officer of KULR Technology Group, Inc. “Previously, the Consumer Product Safety Commission reported KULR’s design solutions could stop fires and explosions in lithium-ion battery packs, and provided additional insights on the future of safe battery technology. We continue to work with government agencies, regulators, and commercial customers across the world incorporating our holistic methodology for designing safe battery systems.”

The lithium-ion battery market size is expected to grow at a CAGR of 13.1% from USD 44.5 billion in 2022 to USD 135.1 billion by 2031.

About KULR Technology Group Inc.

KULR Technology Group Inc. (NYSE American: KULR) is a leading energy management platform company offering proven solutions that play a critical role in accelerating the electrification of the circular economy. Leveraging a foundation in developing, manufacturing, and licensing next-generation carbon fiber thermal management technologies for batteries and electronic systems, KULR has evolved its holistic suite of products and services to enable its customers across disciplines to operate with efficiency and sustainability in mind. For more information, please visit www.kulrtechnology.com.

Safe Harbor Statement

This release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed with the Securities and Exchange Commission on March 28, 2022. Forward-looking statements include statements regarding our expectations, beliefs, intentions, or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” and “would” or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

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Mark Komonoski

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Email: kulr@integcom.us

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